Offering Statement for
dotSport LLC (“dotSport”)

This document is generated by a website that is operated by NetCapital Systems, LLC ("Netcapital"), which is not a registered broker-dealer. Netcapital does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included in this document are the responsibility of, the applicable issuer of such securities. Netcapital has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither Netcapital nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information in this document or the use of information in this document.

All Regulation CF offerings are conducted through Netcapital Funding Portal Inc. ("Portal"), an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. For inquiries related to Regulation CF securities activity, contact Netcapital Funding Portal Inc.:

Paul Riss
paul@netcapital.com

Netcapital and Portal do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  dotSport LLC

Eligibility

  The following are true for dotSport LLC:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Ronald Andruff

  Dates of Board Service
  10/07 - Current
  Principal Occupation
  CEO
  Positions with dotSport LLC

  Director

  Dates of Service
  10/07 - Current
  Business Experience

  Not applicable.

  Claude Palmero

  Dates of Board Service
  10/07 - Current
  Principal Occupation
  Controller, Princely Estates, Monaco
  Positions with dotSport LLC

  Director

  Dates of Service
  10/07 - Current
  Business Experience

  Not applicable.

  Cherian Mathai

  Dates of Board Service
  10/07 - Current
  Principal Occupation
  C.F.O
  Positions with dotSport LLC

  DIRECTOR

  Dates of Service
  10/07 - Current
  Business Experience

  Not applicable.

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Ronald Andruff

  Positions with dotSport LLC

  President & CEO

  Dates of Service
  01/08 - Current
  Responsibilities

  The chief executive responsible for overall management of the company

  Business Experience

  Not applicable.

  Cherian Mathai

  Positions with dotSport LLC

  C.F.O.

  Dates of Service
  01/08 - Current
  Responsibilities

  Manage the overall financial, accounting and tax matters for the company.

  Business Experience

  Not applicable.

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  SCP Major

  Securities
  342
  Class
  Investor Member Units
  Voting Power
  32.0%

  Ronald Andruff

  Securities
  248
  Class
  Regular Memeber Untis
  Voting Power
  23.0%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  dotSport LLC is a digital media and e-commerce enterprise based in New York City. It has three business units: (1) 1on1.fans, an e-commerce interactive video platform for athletes and fans; (2) Premium domain name content & Marketing Services, digital media sites with premium domain names such as LIFE.FOOTBALL, LIFE.HOCKEY etc., with a revenue model based on advertising and (3) LIFE.ZONE, a social media site for endurance athletes with a revenue model based on advertising. All the products in the business units are in beta and are pre-revenue. The proposed funding will be used to launch 1on1.fans followed by Premium Domain Name Marketing sites.

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in dotSport LLC speculative or risky:

    The products are in beta and are pre-revenue. The products are to be launched commercially after the successful completion of this funding. Therefore our success depends on the growth and customer acceptance of our services and successful completion of this funding

    We will need to attract, train and retain additional qualified product, technical and customer support personnel in the future. We continue to seek technical and managerial staff members, although we cannot compensate them until we have raised additional capital. We believe it is important to negotiate with potential candidates and, if appropriate, engage them on a part-time basis or on a project basis and compensate them at least partially

    If our platform software fails due to defects or similar problems, and if we fail to correct any defect or other software problems, we could lose customers.

    Our computer systems and operations may be vulnerable to security breaches. Hence, we could be liable for breaches of security on our website, fraudulent activities of our users, or the failure of third party vendors to deliver credit card transaction processing services.

    Intense competition in the markets in which we compete could prevent us from increasing or sustaining our revenue growth and increasing or maintaining profitability. The digital media and e-commerce businesses are highly competitive, and we expect it to become increasingly more competitive in the future. We may also face competition from large Internet companies, any of which might launch its own e-commerce or digital media businesses in the future.

    To provide our services, we rely on third parties for all of our network connectivity and hosting facilities. We currently use the infrastructure of third-party network service providers, including the services of Amazon Web Services, Simplybook.me and Gruveo to provide our services over their networks rather than deploying our own networks. If any of these service providers cease operations or otherwise terminate the services that we depend on, the delay in switching our technology to another service provider, if available, and qualifying this new service provider could have a material adverse effect on our business, financial condition or operating results. The rates we pay to our service providers may also increase, which may reduce our profitability.

    We must be able to develop and implement an expansion strategy and manage our growth. Our success depends in part on our ability to grow existing and expand new markets. To accomplish our growth strategy, we may be required to raise and invest additional capital and resources and expand our marketing efforts in several geographic markets. We cannot be assured that we will be successful in raising the required capital

    We may conduct future offerings of our Membership Units which may diminish our investors’ pro rata ownership and depress our unit price. We reserve the right to make future offers and sales, either public or private, of our securities, including our membership units or securities convertible into units at prices differing from the price of the units previously issued. In the event that any such future sales of securities are affected, an investor’s pro rata ownership interest may be reduced to the extent of any such future sales.

    Failure to comply with laws and contractual obligations related to data privacy and protection could have a material adverse effect on our business, financial condition and operating results. We are subject to the data privacy and protection laws and regulations adopted by federal, state and foreign governmental agencies. Data privacy and protection is highly regulated and may become the subject of additional regulation in the future. However, it is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Should this occur, we may be subject to fines, penalties and lawsuits, and our reputation may suffer. We may also be required to make modifications to our data practices that could have an adverse impact on our business.

    New Regulations or changes to or the application of existing laws relating to Internet commerce may affect the growth of our business. We may become subject to any number of laws and regulations that may be adopted with respect to the Internet, digital media and electronic commerce. New laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation, advertising, intellectual property, information security, and the characteristics and quality of online products and services may be enacted. As well, current laws, which predate or are incompatible with the Internet and electronic commerce, may be applied and enforced in a manner that restricts the electronic commerce market. The application of such pre-existing laws regulating communications or commerce in the context of the Internet and electronic commerce is uncertain. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel and personal privacy are applicable to the Internet.

The Offering

dotSport LLC (“Company”) is offering securities under Regulation CF, through NetCapital Funding Portal Inc. (“Portal”). Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation CF. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

The Company plans to raise between $25,000 and $100,000 through an offering under Regulation CF. In the event the Company fails to reach their offering target of $25,000, any investments made under offering will be cancelled and the investment funds will be returned to the investor.

  What is the purpose of this offering?

  The purpose of this offering is to commercially launch the products that are currently in beta.

    Launch the product which is currently in beta.
    Based on the business plan for short and medium term.
    Completion of product development while conducting outreach to the sporting community. Beef up the customer support in time to launch the product.
  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$25,000	$100,000
Less: Offering Expenses	$1,225	$4,900
Net Proceeds	$23,775	$95,100
Working Capital	$3,775	$30,100
Product Enhancements	$10,000	$25,000
Marketing	$10,000	$40,000
Total Use of Net Proceeds	$23,775	$95,100
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and dotSport LLC must agree that a transfer agent, which keeps the records of all of our outstanding shares of Regular Member Units stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Regular Member Units stock at an offering price of $1,000.00 per share.
  Do the securities offered have voting rights?
  The shares of Regular Member Units stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

    to the issuer;
    to an accredited investor;
    as part of an offering registered with the U.S. Securities and Exchange Commission; or
    to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
    The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
    The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Investor Member Units	628	628	Yes	Priority rights on assets in the event of liquidation
Regular Member Units	539	439	Yes

  Options, Warrants and Other Rights

  Not applicable.

  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  None of the Company’s existing debt is convertible into equity, and there are no warrants, options or other convertible instruments outstanding.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?
  No.
  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  As the holder of a majority of the voting rights in the company, our Investor Members may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  A small discount to the equity valuation used for the most recent purchase of units (shares)

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  Our Operating Agreement can be amended by the holders of the Investor Member Units. As minority owners, the crowd funding investors are subject to the decisions made by the majority owners. The issued and outstanding membership interest units give management voting control of the company. As a minority owner, you may be outvoted on issues that impact your investment, such as the issuance of new units, or the sale of debt, convertible debt or assets of the company.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  The issuance of additional shares of our common stock will dilute the ownership of the crowdfunding investors. As a result, if we achieve profitable operations in the future, our net income per share will be reduced because of dilution, and the market price of our common stock, if there is a market price, could decline as a result of the additional issuances of securities.

  If we repurchase securities, so that the above risk is mitigated, and there are fewer shares of common stock outstanding, we may not have enough cash available for marketing expenses, growth, or operating expenses to reach our goals. If we do not have enough cash to operate and grow, we anticipate the market price of our membership units would decline.

  A sale of our company or of the assets of our company may result in an entire loss of your investment. We cannot predict the market value of our company or our assets, and the proceeds of a sale may not be cash, but instead, unmarketable securities, or an assumption of liabilities. Our company currently has negative net worth (our liabilities exceed our assets) and it is unlikely that in the near term, a sale would result in a premium that is significant enough over book value to generate a return to our investors.

  We may need to renegotiate our related-party debt if our related-party lenders demand that we begin making principal or interest payments. Any renegotiation may be on less favorable terms or may require that we refinance the related-party debt. We may need to raise additional funds through public or private debt or sale of equity to pay the related-party debt. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, or, if our related-party lenders do not continue to cooperate with us, we could be forced to discontinue our operations. We anticipate that any transactions with related parties will be vetted and approved by manager(s) unaffiliated with the related parties.

  Describe the material terms of any indebtedness of the issuer:
  Creditor(s)
  Ronald Andruff
  Amount Outstanding
  $43,750
  Interest Rate
  0.0%
  Maturity Date
  January 1, 2018
  Other Material Terms

  Unsecured with no interest. Payable when there is an equity investment of over $500,000 or refinancing of the debt.

  Creditor(s)
  Ombretta Agro
  Amount Outstanding
  $5,000
  Interest Rate
  0.0%
  Maturity Date
  January 1, 2018
  Other Material Terms

  Same as Ronald Andruff

  What other exempt offerings has dotSport LLC conducted within the past three years?
  None.
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  Yes.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  We were incorporated as a New York Limited Liability Company on October 9, 2007 and started operations in I January 2008. The initial focus of the company was to attain rights to administer .SPORT Top Level Domain and to launch a social network for sports enthusiasts. We were able to gather all International Sports Federations under our aegis to position our application to be sports community based. However, excessive delays and changes in application guidelines forced us to withdraw our application in 2011. Since then we have developed LIFE.ZONE a social network for endurance athletes currently in beta, Premium Domain Name Content & marketing sites under our trademark LIFE in various new TLDs such as FOOTBALL, HOCKEY, TODAY, FUTBOL, CRICKET etc., and 1on1.Fans, an interactive video platform for exclusive chat between athletes and fans also in beta. After the successful completion of this financing, we plan to launch 1on1.fans with initial focus on NHL players of which we already have over 30 on our beta site. We plan to market our offering through players’ associations and a well-known marketing and advertising company with domain expertise in sports. Our fiscal year ends on December 31st and we have presented financial statements for the years 2014, 2015 and 2016.

  Results of Operations Year Ended December 31, 2016 compared to Year Ended December 31, 2015

  Revenue Given the beta status of our offerings, there were no revenues for the years ended December 31, 2016 and 2015. We tested our beta site in 2016 to determine that we can charge and collect fees from users, but we allowed the athlete that accepted the video call from the users to keep all the fees generated and consequently we did not consider the fees we processed to be revenue to our company. We expect this crowdfunding offering will be used to help us attract additional athletes and provide us adequate marketing so that we will have revenues in 2017. The enthusiasm from the limited beta trials of our products on the 1on1.fans web site gives us confidence that we will be successful in the product launch in 2017.

  Operating Expenses The operating expenses for 2016 were $22,753, 73% of which went to website and product development, as compared to operating expenses of $9,998 in 2015, 62% of which was expended on website and product development. There were no marketing and advertising expenses since we had not launched our services. No salaries were paid to the management during these years.

  Net Income We posted net income in 2016 of $71,555 due to a gain of approximately $95,000 due to the write-off of interest payable as part of restructuring the company. In addition, the creditors converted their total outstanding loans of $500,000 to membership units of the company. In the year ended December 31, 2015, our operating loss combined with our interest expense of $25,644, generated a net loss of $35,641

  Year Ended December 31, 2015 compared to Year Ended December 31, 2014

  Revenue Given the beta status of our offerings, there were no revenues for the years ended December 31, 2015 and 2014.

  Operating Expenses The operating expenses for 2015 were $9,998, 62% of which went to website and product development, as compared to operating expenses of $19,167 in 20145, 53% of which was expended on website and product development. There were no marketing and advertising expenses since we had not launched our services. No salaries were paid to the management during these years.

  Net Income In the year ended December 31, 2015, our operating loss combined with our interest expense of $25,644, generated a net loss of $35,641. In the year ended December 31, 2014, our operating loss combined with our interest expense of $25,000 generated a net loss of $44,165

  FORWARD-LOOKING STATEMENTS

  The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.
  See attachments:
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  Principal Executive Certification
  PrincipalExecutiveCertificat.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  dotSport LLC answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  Video Transcript: Hello, my name is Shelley Gordon. Imagine if you could have a 20 minute conversation, face-to-face, with your all-time favorite sports idol. Just imagine. I mean, you could talk about anything. You could about that favorite game of yours that you’ll never ever forget or you could ask for advice on how to take your career and further it to the major leagues. Imagine.

  Just you, face-to-face, with someone like… [Alright] …Kurt Walker, oh my God, I’ve been a fan of yours since I was 12!

  Shelley, thank you very much, I appreciate that.

  This is such an honor, I mean, you we’re the enforcer of the Leaves that beat the Islanders in 78!

  So, can I ask you a question? What gives you the time and the inclination to spend time with someone like me?

  Shelley, my career was built with people like you. And it’s great to be watched and cheered on by a crowd, but a crowd doesn’t really have a face and it’s important for me to connect with fans and people like yourself. Secondly, it’s a way for me and all the other players to give back. Part of the fee you paid today for this one-on-one will go to my favorite charity which is Dignity After Hockey, and together everybody wins, so thanks.

  Thank you so much. Before you go, let me click on this button for a commemorative photo so I can post it on Instagram and Facebook and Twitter because otherwise no one is ever going to believe that I had this one-on-one conversation with you.

  YOu know, this doesn’t have to be just about you. Imagine giving your 75-year-old father the thrill of his lifetime with an exclusive, one-on-one, twenty-minute conversation with his favorite sports idol. Or perhaps inspiring a young athlete to pursue his sporting career. Or even comfort a loved one that’s in the hospital.

  Here’s our founder and CEO, NHL, American and German national league champion, Ron Andruff.

  Do I think 1on1 can a life-changing experience? Absolutely. There’s no question. One, we never know until the moment we’re speaking with someone, what’s going to unfold. In this case, what’s happening here is that you have a person, in the fan, who’s followed the career with a famous athlete. And now they’re given the moment to have that conversation with them. That’s not lost on the athlete. The athlete knows very well that this is a person who has followed my career. Probably knows more about my career than I do. Probably knows my stats better than I do, so in a 20 minute period, you can imagine all of the things that might come out of a conversation. It doesn’t have to just be about that amazing game, it doesn’t have to be about, what does the lineup and the team look like for my team this favorite year, what’s the player’s view on it. But it can be even more philosophical, it can be deeper than that. You know, what took you out of the game? Where did you go from there? How did you know you should go that way? Within those kind of conversations there may be all kinds of ideas that come up and inspiration. Again, I keep coming back to inspiration because I think that’s what it’s all about. It’s inspiring - the two-way street of inspiration.

  The process is simple, go to 1on1.fans, choose your favorite from a growing list of professional atheletes, check his availability and schedule your video chat. Be sure to put your date in your diary, but just in case, we will send you a reminder 1 hour before your appointment. Thank you for watching.

  1on1 is brought to you by dotSport, a digital media and e-commerce enterprise that uses sports to inspire and connect global audiences which has also created life.zone a social network designed for endurance atheletes and premium life domains, owner of the life, trademark portfolio of high-value and sports domain names.

  The following documents are being submitted as part of this offering:

  Governance

  Articles of Organization
  ArticlesofOrganization.pdf
  Certificate of Formation
  CertificateofFormation.pdf
  Operating Agreement
  OperatingAgreement.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: www.dotsportllc.com

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.